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Exhibit (a)(1)(xxi)

SECOND SUPPLEMENT
TO
OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF COMMON STOCK
OF
BLUELINX HOLDINGS INC.
NOT OWNED BY CERBERUS ABP INVESTOR LLC
AT
$4.00 NET PER SHARE
BY
CERBERUS ABP INVESTOR LLC
AND CERBERUS CAPITAL MANAGEMENT, L.P.

THE AMENDED OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON FRIDAY, OCTOBER 8, 2010, UNLESS THE AMENDED OFFER IS EXTENDED.

September 22, 2010

To Our Clients:

        Enclosed for your information is the Second Supplement to the Offer to Purchase, dated September 22, 2010 (the "Supplement"), and the related revised Letter of Transmittal (which, together with the Supplement, as each may be amended or supplemented from time to time, collectively constitute the "Amended Offer"), relating to the offer by Cerberus ABP Investor LLC, a Delaware limited liability company (the "Purchaser") and Cerberus Capital Management, L.P., a Delaware limited partnership ("Cerberus"), to purchase all of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of BlueLinx Holdings Inc., a Delaware corporation (the "Company"), not owned by Purchaser at a price of $4.00 per Share, net to the seller in cash (the "Amended Offer Price"), without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Amended Offer.

        We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The revised Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Amended Offer.

        Your attention is directed to the following:

  1.
  The Amended Offer Price is $4.00 per Share, net to the seller in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions of the Amended Offer.

  2.
  The Amended Offer is being made for all outstanding Shares not currently owned by Purchaser.

  3.
  The Amended Offer is conditioned upon, among other things, (i) the special committee of the board of directors of the Company having amended its "Solicitation/Recommendation Statement" on Schedule 14D-9 to affirmatively recommend the Amended Offer and not having subsequently withdrawn or amended or modified (whether by further amendment to Schedule 14D-9 or otherwise) in any manner adverse to Purchaser and Cerberus such affirmative recommendation of the Amended Offer (the "Special Committee Recommendation Condition"), (ii) there being validly tendered and not withdrawn a number of Shares representing at least a majority of the Shares, excluding Shares owned by Purchaser and the officers and directors of the Company, issued and outstanding (including any Shares issued upon exercise of options) as of the date the Shares are accepted for payment pursuant to the Amended Offer (the "Minimum Tender Condition") and (iii) unless waived, there being validly tendered and not withdrawn a sufficient number of Shares such that, upon acceptance for payment and payment for the tendered Shares pursuant to the Amended Offer, Purchaser will own a number of Shares representing at least 90% of the issued and outstanding Shares as of the date the Shares are accepted for payment pursuant to the Amended Offer (the "90% Condition"). The Amended Offer is not subject to any financing or due diligence condition. The Minimum Tender Condition and the Special Committee Recommendation Condition are not waivable but the 90% Condition and other conditions are waivable by Purchaser in its sole discretion. The Amended Offer is also subject to other conditions. See "THE AMENDED OFFER—Section 12. Conditions of the Amended Offer," in the Supplement.

  4.
  The Amended Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, October 8, 2010 (the "Expiration Date"), unless Purchaser and Cerberus have extended the period of time during which the Amended Offer is open, in which event the term "Expiration Date" means the latest time and date at which the Amended Offer, so extended, expires.

  5.
  Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Amended Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the revised Letter of Transmittal. However, U.S. federal income tax may be withheld as the applicable backup withholding rate of 28%, unless the taxpayer identification information is provided and certain certification requirements are met, or unless an exemption is established. See Instruction 8 of the revised Letter of Transmittal.

        If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the instruction form set forth on the reverse side of this letter. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth on the reverse side of this letter.

        Payment for Shares will in all cases be made only after such Shares are tendered and accepted by Purchaser for payment pursuant to the Amended Offer and the timely receipt by Registrar and Transfer Company (the "Depositary"), of (a) certificates for such Shares or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares pursuant to the procedures set forth in the Offer to Purchase, (b) a revised Letter of Transmittal, properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the revised Letter of Transmittal), and (c) any other documents required by the revised Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to such Shares are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price for Shares, regardless of any extension of the Amended Offer or any delay in payment for Shares.

        The Amended Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Amended Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where applicable laws require the Amended Offer to be made by a licensed broker or dealer, the Amended Offer shall be deemed to be made on behalf of Purchaser and Cerberus by Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Dealer Manager for the Amended Offer, or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE

Second Supplement to the
Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

BlueLinx Holdings Inc.

Not Owned by Cerberus ABP Investor LLC

at

$4.00 Net Per Share

by

Cerberus ABP Investor LLC
and Cerberus Capital Management, L.P.

        The undersigned acknowledge(s) receipt of your letter, the Second Supplement to the Offer to Purchase, dated September 22, 2010 (the "Supplement"), and the related revised Letter of Transmittal ("Letter of Transmittal") relating to the shares of common stock, par value $0.01 per share (the "Shares"), of BlueLinx Holdings Inc.

        This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Supplement and in the related revised Letter of Transmittal furnished to the undersigned.

Number of Shares Tendered:                                                                                                    .**

SIGN HERE

Signature(s) :

Please type or print Name(s) :

Tax Identification Number(s) or Social Security Number(s) :

Address(es) :

Area Code and Telephone No(s) :

Dated:                                                                                                                                                     , 2010

**
Unless otherwise indicated, it will be assumed that all of your Shares are to be tendered.

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  Exhibit (a)(1)(xxi)